Exhibit 4.34

CONFORMED COPY

AMENDED AND RESTATED INTERCREDITOR DEED

Originally dated 8th September, 2000 and as amended by an amendment and restatement deed dated

5th February, 2001 and as further amended by an amendment and restatement deed dated

30 September, 2004

BETWEEN

EGGBOROUGH POWER LIMITED

as Borrower

and

BRITISH ENERGY POWER AND ENERGY TRADING LIMITED

and

EGGBOROUGH POWER (HOLDINGS) LIMITED

and

BARCLAYS BANK PLC

as Security Trustee and Agent for the Finance Parties and in its

personal capacity

and

CERTAIN FINANCIAL INSTITUTIONS

ALLEN & OVERY LLP

LONDON

THIS AMENDED AND RESTATED INTERCREDITOR DEED was originally dated 8th September, 2000 was amended and restated on 5th February, 2001 and further amended and restated on the Restatement Date (as defined in the Credit Agreement).

BETWEEN:

(1)	EGGBOROUGH POWER LIMITED (the Borrower);

(2)	BRITISH ENERGY POWER AND ENERGY TRADING LIMITED (BET);

(3)	EGGBOROUGH POWER (HOLDINGS) LIMITED (EPHL);

(4)	BARCLAYS BANK PLC (the Security Trustee) as Security Trustee and as Agent for the Finance Parties (as defined in the Credit Agreement defined below); and

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 2 (the Finance Parties).

BACKGROUND:

(A)	The Borrower enters into this Deed in connection with the Credit Agreement.

(B)	Under the Asset Option Agreement, the Security Trustee (on behalf of the Finance Parties) may make certain payments to the Borrower which shall be paid into the Asset Option Account. Promptly upon receipt of any payment into the Asset Option Account, the Borrower will use such amount to make a prepayment to EPHL in accordance with the Accounts Agreement and the Second Intercompany Loan Agreement.

(C)	Pursuant to the Second Security Assignment, the Borrower has assigned its rights under the Asset Option Agreement and this Deed to EPHL.

(D)	Under the Accounts Agreement, the Borrower may pay certain moneys into the Revenue Account for the benefit of BET.

(E)	The Borrower has or will open each Account (as defined in the Accounts Agreement). Pursuant to the Security Documents, (as defined in the Credit Agreement), the Borrower has granted security in favour of the Security Trustee (on behalf of the Finance Parties), EPHL and BET.

(F)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Deed:

Accession Deed means a deed by which a person becomes a party to this Deed, substantially in the form of Schedule 2 (Form of Accession Deed).

Ascertained Security Value means, following an Enforcement Event:

(a)	if an Enforcement Sale occurs on or prior to the Calculation Date, the net amount recovered from each and every sale of shares in, and/or assets of, the Borrower during the Enforcement Sale Period, as determined in accordance with Clause 9.2(a);

(b)	if an Enforcement Sale does not occur on or prior to the Calculation Date, the value of the Plant as determined in accordance with Clause 9.2(b).

Asset Option Account has the meaning given to it in the Accounts Agreement.

Asset Option Payments means each and every sum payable or owing from time to time by the Buyer or any Finance Party to the Borrower under or in connection with the Asset Option Agreement.

Asset Option Security means each and every Security Interest conferred by the Security Documents over the Asset Option Payments and the Asset Option Account (including all rights and claims to which the Borrower is now or may hereafter become entitled in relation to all moneys now or at any time hereafter standing to the credit of the Asset Option Account).

Buyer has the meaning given to it in the Asset Option Agreement.

Calculation Date means the date falling twelve (12) calendar months after an Enforcement Event.

Competitor means any competitor of the Group as notified by any member of the Group to the Parties no later than 10 Business Days prior to the appointment of an Expert in accordance with Clause 9.1.

Credit Agreement means the credit agreement originally dated 13th July, 2000, as amended and restated on 8th September, 2000, 24th October, 2000, 12th December, 2000, 5th February, 2001 and on or about the date of this Deed, between, among others, the Borrower and the Security Trustee and under which a loan of £150,000,000 is made available to the Borrower.

CTA Bonds means the £150,000,000 7% fixed rate guaranteed bonds due 2005-2022 issued by the Issuer to EPHL on or about the date of this Deed as represented by the CTA Global Bond Certificate.

CTA Bond Account has the meaning given to it in the Accounts Agreement.

CTA Global Bond Certificate means the certificate issued in respect of the CTA Bonds by the Issuer to EPHL on or about the date of this Deed.

CTA Bond Outstandings means, at any time, the Principal Amount Outstanding of the CTA Bonds at such time.

CTA Bond Payments means each and every sum payable or owing from time to time by the Issuer to the Borrower under or in connection with the CTA Bonds.

CTA Bond Security means each and every Security Interest conferred by the Security Documents over the CTA Bond Payments and the CTA Bond Account (including all rights and claims to which the Borrower is now or may hereafter become entitled in relation to all moneys now or at any time hereafter standing to the credit of the CTA Bond Account).

Debt means the Senior Debt, the New CTA Debt or the Subordinated Debt.

Determination Date means the earlier of:

(a)	the date on which the net amount recovered from the sale of all the shares in, or all the assets of, the Borrower is determined in accordance with Clause 9.2(a); and

(b)	the date on which the value of the Plant is determined by the Experts in accordance with Clause 9.2(b).

Discharge Date means the date on which all the Debt has been unconditionally and irrevocably paid and discharged in full.

Enforcement Date means the date on which an Enforcement Event occurs.

Enforcement Event means on or at any time after the occurrence of an Event of Default which is continuing, the exercise by the Security Trustee of any or all of its rights under a Security Document in accordance with clause 18.2 (a)(i) of the Credit Agreement.

Enforcement Sale means, following an Enforcement Event, the sale of all the shares in, or all the assets of, the Borrower (whether by a single sale, or a series of sales).

Enforcement Sale Date means the date on which an Enforcement Sale occurs.

Enforcement Sale Period means the period commencing on the Enforcement Date and ending on the Enforcement Sale Date (both inclusive).

EPL means the Borrower.

EPHL Percentage means (the Ascertained Security Value/the CTA Bond Outstandings) x one hundred (100), as calculated on the Determination Date, provided that if the Ascertained Security Value is equal to or greater than the CTA Bond Outstandings on the Determination Date, the EPHL Percentage shall equal one hundred (100).

Experts means the Financial Expert and the Technical Expert.

Finance Parties Percentage means (the Residual Amount/the CTA Bond Outstandings) x one hundred (100), as calculated on the Determination Date, provided that if the Ascertained Security Value is equal to or greater than the CTA Bond Outstandings on the Determination Date, the Finance Parties Percentage shall equal zero (0).

Financial Expert means a person chosen by the President for the time being of the Institute of Chartered Accountants of England and Wales:

(a)	who is independent and who has confirmed in writing that it will (i) have no conflict in acting as an Expert; and (ii) remain neutral and impartial at all times when acting as an Expert;

(b)	who is not a Competitor;

(c)	who is not a Finance Party or an affiliate of a Finance Party; and

(d)	being a reputable bank, financial institution or international accounting firm having an appropriate expertise in the production of financial models for, and the assessment and valuation of cashflows relating to, power stations of a similar type, and operated in a similar manner, as the Plant within the United Kingdom.

General Security means each and every Security Interest conferred by the Security Documents other than the Asset Option Security, CTA Bond Security and the Revenue Security.

Insolvency Event means the occurrence of any of the events or circumstances set out in one or more of clause 17.13 (Insolvency), clause 17.14 (Insolvency proceedings), clause 17.15 (Creditors’ process) or clause 17.16 (Analogous proceedings) of the Credit Agreement.

Junior Debt means the Subordinated Debt and, if a BET Event has occurred and is continuing, the New CTA Debt.

Liability means any present or future liability (actual or contingent), together with:

(a)	any permitted novation, deferral or extension of that liability;

(b)	any further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;

(c)	any claim for damages or restitution in the event of rescission of that liability or otherwise;

(d)	any claim flowing from any recovery by a payment or discharge in respect of that liability on grounds of preference or otherwise; and

(e)	any amount (such as post-insolvency interest) which would be included in any of the above but for its discharge, non-provability, unenforceability or non-allowability in any insolvency or other proceedings.

New Bonds Terms and Conditions means the terms and conditions of the £700,000,000 7% fixed rate guaranteed bonds due 2005-2022 issued on or about the date of this Deed by the Issuer.

New CTA Debt means all Liabilities payable or owing from time to time by the Borrower to BET under or in connection with the Capacity and Tolling Agreement.

Party means a party to this Deed.

Principal Amount Outstanding has the meaning given to it in the New Bonds Terms and Conditions.

Receiver means an administrative receiver, a receiver and manager or a receiver, in each case appointed under a Security Document.

Residual Amount means the CTA Bond Outstandings less the Ascertained Security Value, as calculated on the Determination Date.

Revenue Account has the meaning given to it in the Accounts Agreement.

Revenue Agreement Payments means each and every sum payable or owing from time to time to the Borrower under or in connection with the Revenue Agreements.

Revenue Security means each and every Security Interest conferred by the Security Documents over the Revenue Agreement Payments and the Revenue Account (including all rights and claims to which the Borrower is now or may hereafter become entitled in relation to all moneys now or at any time hereafter standing to the credit of the Revenue Account).

Second Intercompany Loan Agreement means the intercompany loan agreement entered into on or about the date of this Deed between EPHL as lender and EPL as borrower.

Second Security Assignment means the security assignment between EPL as assignor and EPHL as assignee.

Secured Creditor means a Finance Party, BET or EPHL.

Security means each and every Security Interest conferred by the Security Documents.

Senior Debt means all Liabilities payable or owing by any Obligor to a Finance Party under or in connection with the Finance Documents.

Senior Discharge Date means the date on which all the Senior Debt has been unconditionally paid and discharged in full.

Subordinated Debt means all Liabilities payable or owing by the Borrower to EPHL under or in connection with the Second Intercompany Loan Agreement.

Technical Expert means a person chosen by the President for the time being of the UK Institute of Civil Engineers:

(a)	who is independent and who has confirmed in writing that it will (i) have no conflict in acting as an Expert; and (ii) remain neutral and impartial at all times when acting as an Expert;

(b)	who is not a Competitor;

(c)	who is not a Finance Party or an affiliate of a Finance Party; and

(d)	having appropriate expertise in the technical assessment and valuation of power stations of a similar type, and operated in a similar manner, as the Plant within the United Kingdom.

Unsecured Assets has the meaning given to it in the EPHL Security Document.

1.2	Construction

(a)	A capitalised term defined in the Credit Agreement has, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	The provisions of clause 1.2 (Construction) of the Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.

(c)	Notwithstanding paragraph (b) above, references to the Capacity and Tolling Agreement and the Eggborough Contracts, means those agreements as at the Restructuring Date unless any subsequent amendments to those agreements have been agreed to by the Agent.

(d)	Each undertaking of the Borrower, BET or EPHL under this Deed remains in force until the Discharge Date.

(e)	Each undertaking of the Finance Parties under this Deed remains in force until the Senior Discharge Date.

(f)	If the Security Trustee considers that an amount paid to a Secured Creditor under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

2.	RANKING

2.1	Ranking of Debt

The Parties agree that:

(a)	(Subordinated Debt)

the Senior Debt and the Subordinated Debt shall rank in the following order:

First	the Senior Debt; and

Second	the Subordinated Debt;

provided that EPHL’s right to prepayment of the Subordinated Debt out of any Asset Option Payments and/or amounts standing to the credit of the Asset Option Account shall rank ahead of the Senior Debt.

(b)	(New CTA Debt)

(i)	at any time while no BET Event is continuing, the Senior Debt and the New CTA Debt shall rank equally.

(ii)	at any time while a BET Event is continuing, the Senior Debt and the New CTA Debt shall rank in the following order:

First	the Senior Debt; and

Second	the New CTA Debt.

2.2	General

(a)	The ranking in Clauses 2.1 applies notwithstanding:

(i)	the order of registration, notice or execution of any document;

(ii)	any provision to the contrary in the Second Security Assignment or any Security Document (including without limitation Clause 14.1 of the Existing Debenture);

(iii)	when any Debt is incurred;

(iv)	whether or when a creditor is obliged to advance any Debt; or

(v)	any fluctuation in the outstanding amount of, or any intermediate discharge of, any Debt.

(b)	Notwithstanding the provisions of Clause 2.1, on enforcement of the Security Documents and/or the Second Security Assignment, the proceeds of such enforcement shall be applied in accordance with Clause 10 (Proceeds of Enforcement of Security).

2.3	BET and EPHL

EPHL (in respect of paragraph (a) below) and each of the Borrower and BET (in respect of paragraph (b) below) represents and warrants to the Security Trustee on the date of this Deed that :

(a)	it is the sole beneficial owner of the Subordinated Debt owed to it free from any Security Interest, option and subordination in favour of any person (other than any Security Interest in favour of the Issuer created under the First Security Assignment); and

(b)	BET is the sole legal and beneficial owner of the New CTA Debt owed to it free from any Security Interest, option and subordination in favour of any person (other than any Permitted Security Interest in favour of the Finance Parties created under the Security Documents).

3.	PERMITTED PAYMENTS

3.1	Subordinated Debt

Prior to the Senior Discharge Date, the Borrower may only make payments in respect of the Subordinated Debt if:

(a)	at any time, the payment is made by a withdrawal or payment from the Asset Option Account in accordance with the Accounts Agreement;

(b)	at any time, the payment is made out of the proceeds of enforcement of the Second Security Assignment; or

(c)	on or after an Enforcement Event, the payment is made in accordance with Clause 10.1 (Order of Application).

3.2	New CTA Debt

Prior to the Senior Discharge Date, the Borrower may only make payments in respect of the New CTA Debt if:

(a)	at any time while no BET Event is continuing, the payment is made by a withdrawal or payment from the Revenue Account in accordance with the Accounts Agreement, or by a direction in respect of a Revenue Agreement under the Capacity and Tolling Agreement and made in accordance with the Existing Debenture and the New Debenture;

(b)	at any time while a BET Event is continuing, the payment is made with the prior consent of the Security Trustee; or

(c)	on or after an Enforcement Event, the payment is made in accordance with Clause 10.1 (Order of Application).

3.3	Senior Debt

(a)	Prior to the Senior Discharge Date, the Borrower may only make payments in respect of the Senior Debt if:

(i)	prior to an Enforcement Event, the payments are made in accordance with the Finance Documents and, if the payment is made by a withdrawal or payment out of the Revenue Account, a BET Event is continuing; or

(ii)	on or after an Enforcement Event, the payment is made in accordance with Clause 9.1 (Order of Application),

(b)	The Borrower shall not make any withdrawal or payment in respect of the Senior Debt out of the Asset Option Account or out of the proceeds of enforcement of the Second Security Assignment at any time unless otherwise permitted by this Agreement.

4.	SUBORDINATION

4.1	Subordination events

Notwithstanding anything to the contrary in this Deed, each of the Borrower, BET and EPHL agrees that the subordination of the ranking of the rights of payment of the Finance Parties created by this Deed in favour of EPHL and BETdoes not affect nor limit, in any way, the rights of the Finance Parties against any other asset or Liability of the Borrower under or concerning a Finance Document.

4.2	Consequences of an Insolvency Event

(a)	If an Insolvency Event occurs and is continuing, the Security Trustee may:

(i)	claim, enforce and prove for any New CTA Debt owed by the Borrower;

(ii)	exercise all powers of convening meetings, voting and representation in respect of the New CTA Debt;

(iii)	file claims and proofs, give receipts and take any proceedings as the Security Trustee considers reasonably necessary to recover that New CTA Debt;

(iv)	do anything which the Security Trustee may reasonably consider necessary to recover that New CTA Debt; and

(v)	receive all distributions on that New CTA Debt for application against the New CTA Debt in the manner provided for in this Deed.

(b)	If and to the extent that the Security Trustee is not entitled to do anything mentioned in subparagraph (a) or does not wish to do so, the Borrower, BET, and each Finance Party must do so in good time and as requested by the Security Trustee.

(c)	Each of the Borrower and BET irrevocably authorises the Security Trustee to take any action referred to in subparagraphs (a) and (b) above in respect of any New CTA Debt owed by the Borrower to BET on or after an Insolvency Event.

4.3	Further assurance

Each of the Borrower and BET must, at its own expense, take whatever action the Security Trustee may require to give effect to this Clause.

5.	TURNOVER OF NON-PERMITTED RECOVERIES

5.1	Non-permitted payments

(a)	If a Secured Creditor receives:

(i)	a payment (including by way of set-off) or distribution in cash or in kind, of, or on account of, any of the Debt from the Borrower or any other source other than allowed under this Deed; or

(ii)	the proceeds of any enforcement of any Security Interest or any guarantee or other assurance against financial loss for any Debt other than as allowed under this Deed,

that Secured Creditor shall immediately pay an amount equal to that receipt or recovery to the Security Trustee for application against the Debt in the order provided for in the Deed.

5.2	Non-permitted discharge

If, for any reason any of the Debt is discharged in any manner other than as allowed under this Deed, then the Secured Creditor whose Debt has been so discharged must immediately pay an amount equal to the amount discharged to the Security Trustee for application against the Debt in the order provided for under this Deed.

6.	PROTECTION OF SUBORDINATION

6.1	Continuing subordination

The subordination provisions in this Deed constitute a continuing subordination and will benefit the ultimate balance of all of the Senior Debt, the Subordinated Debt and the New CTA Debt, regardless of any intermediate payment or discharge in whole or in part.

6.2	Waiver of defences

The subordination in this Deed and the obligations of each Secured Creditor under this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations. This includes:

(a)	any time or waiver granted to, or composition with any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity as lack of power, authority or legal personality of or dissolution or change in the members or statute of any person;

(f)	any amendment (however fundamental) of a Finance Document, the Second Intercompany Loan Agreement, the Second Security Assignment, the Capacity and Tolling Agreement or any other document or security; or

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, the Second Intercompany Loan Agreement, the Second Security Assignment, the Capacity and Tolling Agreement or any other document or security.

6.3	Non-competition

(a)	Following the occurrence of an Insolvency Event or an Enforcement Event in the period commencing on the date of this Deed and ending on the earlier of (i) the Senior Discharge Date; and (ii) a date specified by the Security Trustee, and provided that a BET Event is continuing, BET will not under any circumstance:

(i)	be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or an agent or any trustee or other agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of its liability in relation to the New CTA Debt; or

(ii)	claim, rank, prove or vote as a creditor of any person or estate in competition with any Finance Party (or an agent or any trustee or other agent on its behalf) in relation to the New CTA Debt.

(b)	BET agrees that it shall not receive, claim or have the benefit of any payment, distribution or security from or on account of any person in respect of the New CTA Debt following an Insolvency Event while a BET Event is continuing, until the earlier of (i) the Senior Discharge Date; or (ii) a date specified by the Security Trustee.

(c)	Unless the Security Trustee otherwise directs, BET shall hold in trust for and promptly pay or transfer to the Security Trustee any payment or distribution or benefit of security received by it contrary to this Clause 6.3 or as directed by the Security Trustee.

(d)	Each of the Borrower, and BET agrees that subparagraphs (a) and (b) are not intended to limit, in any way, the rights of a Finance Party concerning any other asset or Liability of the Borrower under or concerning a Finance Document.

7.	REPRESENTATIONS

7.1	Representations

The representations set out in this Clause are made by BET and EPHL to the Security Trustee on behalf of each Finance Party.

7.2	Status

It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

7.3	Powers and authorities

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Deed and the transactions contemplated by this Deed.

7.4	Legal validity

This Deed constitutes its legally valid, binding and enforceable obligation (subject to the qualifications as to the matters of law only (if any) contained in the legal opinions received by the Agent in connections with the Finance Documents).

7.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not:

(a)	conflict with any existing law or regulation applicable to it;

(b)	conflict with its constitutional documents; or

(c)	conflict in any material respect with any document which is binding upon it or any of its assets.

7.6	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Deed have been obtained or effected (as appropriate) and are in full force and effect.

7.7	Times for making representations

The representations set out in this Clause are made by BET and EPHL on the Restatement Date.

8.	ENFORCEMENT

8.1	Restrictions on BET enforcement

Prior to the Senior Discharge Date, BET shall not without the prior consent of the Security Trustee:

(a)	enforce any of the New CTA Debt by execution or otherwise;

(b)	crystallise, or require the Security Trustee to crystallise, any floating charge in a Debenture; or

(c)	enforce, or require the Security Trustee to enforce, any Security.

8.2	Restrictions on BET and EPHL enforcement

(a)	Prior to the Senior Discharge Date, neither BET nor EPHL shall, without the prior consent of the Security Trustee:

(i)	initiate or support or take any step with a view to:

(A)	any insolvency, liquidation, reorganisation, administration or dissolution proceedings;

(B)	any voluntary arrangement or assignment for the benefit of creditors; or

(C)	any similar proceedings,

in each case, involving any Obligor whether by petition, convening a meeting, voting for a resolution or otherwise;

(ii)	bring or support any legal proceedings against any Obligor (or any of its Subsidiaries);

(iii)	exercise any right to require any insurance proceeds to be applied in reinstatement of any asset subject to any Security Interest; or

(iv)	otherwise exercise any remedy for the recovery of any New CTA Debt or Subordinated Debt.

(b)	All Parties acknowledge that, upon the Subordinated Debt becoming due and payable or at any time after the occurrence of the Senior Discharge Date, EPHL has the right to require repayment of the Subordinated Debt and, following non payment of the Subordinated Debt so demanded, may enforce the security conferred by the Second Security Assignment for application in or towards payment of the Subordinated Debt.

9.	ASCERTAINED SECURITY VALUE

9.1	Appointment of Experts

(a)	Following an Enforcement Event, in the event that:

(i)	all the shares in, or all the assets of, the Borrower are sold prior the Calculation Date and the consideration for such sale has not been received wholly in cash, the Borrower and the Security Trustee shall procure the appointment of a Financial Expert (unless a Financial Expert has already been appointed in accordance with subparagraph (a)(ii) below); or

(ii)	all the shares in, or all the assets of, the Borrower have not been sold one calendar month prior to the Calculation Date, the Borrower and the Security Trustee shall procure the appointment of:

(A)	a Financial Expert; and

(B)	a Technical Expert.

(b)	Each Expert shall act as an expert and not as an arbitrator and the law of arbitration shall not apply.

(c)	The reasonable fees and expenses of the Experts shall be borne by the Borrower.

(d)	Each Expert shall carry out such determinations as are required under Clause 9.2.

9.2	Calculation of Ascertained Security Value

(a)	In the event that an Enforcement Sale occurs on or prior to the Calculation Date, the net amount recovered shall be:

(i)	if the consideration for each and every sale of shares in, and/or assets of, the Borrower in the Enforcement Sale Period has been received wholly in cash:

(A)	the aggregate amount of such cash consideration,

less:

(B)	all costs and expenses that the Finance Parties and any Receiver incurred in effecting each and every sale of shares in, and/or assets of, the Borrower in the Enforcement Sale Period, to the extent payable to the Finance Parties or any such Receiver in accordance with the terms of the Finance Documents only, as determined within 15 Business Days of the Enforcement Sale Date; or

(ii)	otherwise, the aggregate of the net amounts recovered from each and every sale of shares in, and/or assets of, the Borrower in the Enforcement Sale Period, as determined by the Financial Expert within 15 Business Days of the Enforcement Sale Date.

(b)	In the event that an Enforcement Sale does not occur on or prior to the Calculation Date, the Experts shall determine the value of the Plant as at the Calculation Date.

(c)	When making a determination in accordance with subparagraph (b) above, the Experts shall disregard the sale of any shares in, or assets of, the Borrower during the Enforcement Sale Period.

(d)	In the event that the Security Trustee or any Receiver failed to:

(i)	comply with its duties under law in respect of the sale of any shares in, and/or assets of, the Borrower; or

(ii)	disregard the existence of the CTA Bonds when complying with such duties,

then, notwithstanding any other provision of this Deed, the Ascertained Security Value shall be calculated in accordance with subparagraph (b) above.

(e)	The Borrower and each Finance Party shall provide the Experts with all information they may reasonably require in order to make the determinations described in this Clause 9.2.

(f)	In the absence of manifest error, the decisions of the Expert of the Experts (as the case may be) under this Clause 9.2 shall be final, conclusive and binding on the Parties.

10.	PROCEEDS OF ENFORCEMENT OF SECURITY

10.1	CTA Bond Payments

Subject to the rights of any creditor with prior security or any preferential claim, the proceeds of enforcement of the CTA Bond Security shall be paid to the Security Trustee and applied in the following order:

(a)	first, in or towards payment of any unpaid fees, costs and expenses of the Security Trustee and/or any receiver, attorney or agent appointed under the Security Documents to the extent such fees, costs and/or expenses relate to the enforcement of the CTA Bond Security;

(b)	second:

(i)	up to (and including) the Determination Date, to the escrow account in the name of the Bond Trustee pending application in accordance with subparagraph (ii) below ; and

(ii)	from (but excluding) the Determination Date, in payment to the Finance Parties for application in or towards the Senior Debt pari passu amongst themselves and EPHL in or towards payment of the Subordinated Debt, in the following proportions:

(A)	the Finance Parties shall receive an amount of any such proceeds equal to such proceeds multiplied by the Finance Parties Percentage; and

(B)	EPHL shall receive an amount of any such proceeds equal to such proceeds multiplied by the EPHL Percentage.

10.2	Asset Option Payments

(a)	Subject to the rights of any prior security or any preferential claim (other than the security and claims of any of the Finance Parties under the Finance Documents), the proceeds of enforcement of the security conferred by the Second Security Assignment shall be paid to EPHL for application in or towards payment of the Subordinated Debt.

(b)	Subject to the rights of any prior security or any preferential claim, the proceeds of enforcement of the Asset Option Security shall be applied in the following order:

(i)	first, in or towards payment of any unpaid fees, costs and expenses of the Security Trustee and/or any receiver, attorney or agent appointed under the Security Documents to the extent such fees, costs and/or expenses relate to the enforcement of the Asset Option Security;

(ii)	second, to EPHL for application in or towards payment of the Subordinated Debt; and

(iii)	third, the payment of the surplus (if any) to the relevant Obligor or other person entitled to it.

10.3	Revenue Agreement Payments

Subject to the rights of any prior security or any preferential claim, the proceeds of enforcement of the Revenue Security shall be paid to the Security Trustee and applied in the following order:

(a)	first, in or towards payment of any unpaid fees, costs and expenses of the Security Trustee and/or any receiver, attorney or agent appointed under the Security Documents to the extent such fees, costs and/or expenses relate to the enforcement of the Revenue Security;

(b)	second:

(i)	at any time while no BET Event is continuing:

(A)	first, in payment to BET for application in or towards payment of the New CTA Debt; and

(B)	second, in payment to the Finance Parties for application in or towards payment of the Senior Debt pari passu amongst themselves; or

(ii)	at any time while a BET Event is continuing:

(A)	first, in payment to the Finance Parties for application in or towards payment of the Senior Debt pari passu amongst themselves; and

(B)	second, to BET for application towards payment of the New CTA Debt.

(c)	third, the payment of the surplus (if any) to the relevant Obligor or other person entitled to it.

10.4	General Security

Subject to the rights of any prior security or any preferential claims, the proceeds of enforcement of the General Security shall be paid to the Security Trustee and applied in the following order:

(a)	first, in or towards payment of any unpaid fees, costs and expenses of the Security Trustee and any receiver, attorney or agent appointed under the Security Documents to the extent such fees, costs and/or expenses relate to the enforcement of the General Security;

(b)	second, in or towards payment (to the extent they are, under the Finance Documents, payable) of any costs and expenses of any Finance Party;

(c)	third, in payment to the Finance Parties for application in or towards payment of the Senior Debt pari passu amongst themselves;

(d)	fourth, in payment to BET for application in or towards payment of the New CTA Debt;

(e)	fifth, in payment to EPHL for application in or towards payment of the Subordinated Debt; and

(f)	sixth, the payment of the surplus (if any) to the relevant Obligor or other person entitled to it.

10.5	Good discharge

An acknowledgement of receipt signed by the relevant person to whom payments are to be applied under this Clause will discharge the Security Trustee.

10.6	Non-cash Distributions

If the Security Trustee or any Secured Creditor receives any distribution otherwise than in cash in respect of the Debt from any Obligor or from any other source, none of those debts will be deemed reduced by that distribution until and except to the extent that the realisation proceeds are applied towards them in accordance with this Deed.

10.7	Currencies

(a)	All moneys received or held by the Security Trustee under this Deed at any time on or after a Enforcement Event in a currency other than a currency in which the relevant debt is denominated may be sold for any one or more of the currencies in which the debt is denominated as the Security Trustee considers necessary or desirable.

(b)	The Company must indemnify the Security Trustee against any loss or liability incurred in relation to any sale.

(c)	The Security Trustee has no liability to any Party in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

11.	RELEASE OF SECURITY

(a)	With effect from the date of this Deed, the Security Trustee and the Finance Parties hereby irrevocably and unconditionally release any Security Interest conferred by the EPHL Assignment over the Unsecured Assets.

(b)	Notwithstanding any other provision of the Finance Documents, the Security Trustee shall not release any Asset Option Security, CTA Bond Security or Revenue Security in favour of EPHL and BET without the prior written consent of EPHL and BET.

12.	THE SECURITY TRUSTEE

12.1	Appointment and duties of the Security Trustee

(a)	Each Secured Creditor (other than the Security Trustee) appoints the Security Trustee to act as its agent in respect of the Security.

(b)	Each Secured Creditor (other than the Security Trustee) irrevocably authorises the Security Trustee to:

(i)	perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Security Documents, together with any other incidental rights, powers and discretions; and

(ii)	execute each Security Document expressed to be executed by the Security Trustee.

(c)	The Security Trustee has only those duties which are expressly specified in this Deed and the Security Documents. Those duties are solely of a mechanical and administrative nature.

12.2	Individual position of the Security Trustee

(a)	If it is also a Secured Creditor, the Security Trustee has the same rights and powers under the Security Documents as any other Secured Creditor and may exercise those rights and powers as though it were not the Security Trustee.

(b)	The Security Trustee may:

(i)	carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)	retain any profits or remuneration it receives under the Security Documents or in relation to any other business it carries on with any Obligor or its related entities.

12.3	Reliance

The Security Trustee may:

(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify, including any certificate of an agent as to the nature and amount of any sums owing to the Secured Creditors for which it acts as agent;

(c)	engage, pay for and rely on professional advisers selected by it (including those representing a Secured Creditor other than the Security Trustee); and

(d)	act under the Security Documents through its personnel and agents.

12.4	Secured Creditors’ instructions

(a)	The Security Trustee shall exercise any right, power or discretion vested in it as trustee in accordance with any instructions:

(i)	prior to the Senior Discharge Date, given to it by the Agent (acting on the instructions of the Majority Banks) (or, in the absence of such instructions, in the best interests of the Finance Parties);

(ii)	notwithstanding subparagraph (i):

(A)	to the extent any matter relates to the Subordinated Debt, given to it by EPHL (or in the absence of such instructions, in the best interests of EPHL); and

(B)	to the extent any matter relates to the New CTA Debt and provided no BET Event is continuing, given to it by BET (or in the absence of such instructions, in the best interests of BET); and

(iii)	post the Senior Discharge Date, any instructions given to it by BET and/or EPHL (or, in the absence of such instructions, in the best interests of BET and/or EPHL).

(b)	Each Secured Creditor other than the Security Trustee agrees that the Security Trustee is fully protected if it acts in accordance with subparagraph (a) when exercising any right, power or discretion or any matter not expressly provided for in the Security Documents.

(c)	Except as otherwise provided for in this Deed, the Security Trustee is not authorised to act on behalf of a Secured Creditor (without first obtaining that Secured Creditor’s consent) in any legal or arbitration proceedings in connection with any Security Document.

(d)	The Security Trustee may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of a Secured Creditor.

12.5	Responsibility

(a)	The Security Trustee is not responsible to any Secured Creditor for the adequacy, accuracy or completeness of:

(i)	any Security Document or any other document; or

(ii)	any statement or information (whether written or oral) made in or supplied in connection with any Security Document.

(b)	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Security Document, each Secured Creditor confirms that it:

(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Security Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)	has not relied exclusively on any information provided to it by the Security Trustee in connection with any Security Document.

12.6	Exclusion of liability

(a)	The Security Trustee is not liable to any Secured Creditor for any action taken or not taken by it in connection with any Security Document, unless directly caused by its gross negligence or wilful misconduct, or fraud.

(b)	No Party may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Security Document. Any officer, employee or agent of the Security Trustee may rely on this subparagraph.

12.7	Default

The Security Trustee is not obliged to monitor or enquire whether a Default has occurred. The Security Trustee is not deemed to have knowledge of the occurrence of a Default.

12.8	Information

(a)	The Security Trustee must promptly forward to the person concerned the original or a copy of any document which is delivered to the Security Trustee by a Party for that person.

(b)	Except where a Security Document specifically provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	Except as provided above, the Security Trustee has no duty either initially or on a continuing basis to provide any Secured Creditor with any credit or other information concerning the risks arising under or in connection with the Security Documents whether coming into its possession before, on or after the date of this Deed. This includes any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets.

(d)	Unless specifically requested to do so by a Secured Creditor in accordance with a Security Document, the Security Trustee has no duty to request any certificate or other document from any other Party.

(e)	In acting as the Security Trustee, the agency division of the Security Trustee is treated as a separate entity from its other divisions and departments. Any information acquired by the Security Trustee which, in its opinion, is acquired by it otherwise than in its capacity as the Security Trustee may be treated as confidential by the Security Trustee and will not be treated as information possessed by the Security Trustee in its capacity as such.

(f)	Each Party irrevocably authorises the Security Trustee to disclose to the Secured Creditors any information which, in its opinion, is received by it in its capacity as the Security Trustee.

12.9	Indemnities

(a)	Without limiting the liability of any Obligor under the Finance Documents:

(i)	prior to the Senior Discharge Date, each Finance Party must indemnify the Security Trustee for that Finance Party’s share of any loss or liability incurred by the Security Trustee in acting as the Security Trustee except to the extent that such loss or liability directly relates to the administration, monitoring, preservation or otherwise of the Asset Option Security or the Revenue Account Security, in which case EPHL and BET respectively must indemnify the Security Trustee for that loss or liability, and

(ii)	post the Senior Discharge Date, EPHL and BET must indemnify the Security Trustee for their respective shares of any loss or liability incurred by the Security Trustee in acting as the Security Trustee, except, in each case, to the extent that the loss or liability is directly caused by the Security Trustee’s gross negligence or wilful misconduct or fraud.

(b)	A Secured Party’s share of any loss or liability under subparagraph (a)(i) will be the proportion which the aggregate amount of Debt owing to it bears to all the Debt then owing at the time the loss or liability event occurs as calculated by the Security Trustee. If the Debt is denominated in more than one currency, the Security Trustee may use whatever rate of exchange it considers appropriate for this purpose.

(c)	The Security Trustee may deduct from any amount received by it for a Secured Creditor against any amount due to the Security Trustee from that Secured Creditor under this Deed or a Security Document but unpaid.

12.10	Compliance

The Security Trustee may refrain from doing anything (including the disclosure of any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

12.11	Resignation of the Security Trustee

(a)	The Security Trustee may resign and appoint any of its Affiliates as successor Security Trustee by giving notice to the Parties.

(b)	Alternatively, the Security Trustee may resign by giving written notice to the Parties, in which case the Agent (acting on the instructions of the Majority Banks) may appoint a successor Security Trustee, or after the Senior Discharge Date EPHL and/or BET may appoint a successor Security Trustee.

(c)	If no successor Security Trustee has been appointed under subparagraph (b) within 30 days after notice of resignation was given, the Security Trustee may appoint a successor Security Trustee. Following the Senior Discharge Date, the Security Trustee may require that any member of the British Energy Group or person nominated by EPHL and/or BET become the successor Security Trustee.

(d)	The person(s) appointing a successor Security Trustee must consult with the Borrower prior to the appointment. Any successor Security Trustee must have an office in the United Kingdom.

(e)	The resignation of the Security Trustee and the appointment of any successor Security Trustee will both become effective only when the successor Security Trustee:

(i)	notifies all the Parties in writing that it accepts its appointment;

(ii)	executes and delivers to the old Security Trustee an Accession Agreement; and

(iii)	accedes to each of the Finance Documents to which the retiring Security Trustee was a party and the Share Subscription Agreement.

(f)	In this event, the successor Security Trustee will succeed to the position of the Security Trustee and the term Security Trustee will mean the successor Security Trustee.

(g)	The retiring Security Trustee must, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as the Security Trustee under the Finance Documents and to ensure that the Security Documents constitute perfected and enforceable security in its favour.

(h)	Each Party must take whatever action the successor Security Trustee may reasonably request for the purposes of performing its functions as the Security Trustee under the Finance Documents or to ensure that the Security Documents constitute perfected and enforceable security in its favour.

(i)	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Security Trustee in respect of any action taken or not taken by it in connection with the Security Documents while it was the Security Trustee, and, subject to subparagraph (f), it will have no further obligations under any Finance Document.

(j)	The Agent (acting on the instructions of the Majority Banks) may, by notice to the Security Trustee, require it to resign under subparagraph (b), or after the Senior Discharge Date EPHL and BET may jointly require it to resign under subparagraph (b)

(k)	If a replacement Security Trustee has not been appointed within 60 days of the Security Trustee giving notice of resignation under subparagraph (a) and the Discharge Date has occurred, then:

(i)	the Security Trustee is entitled to release any Security; and

(ii)	notwithstanding any other term of this subparagraph, the resignation of the Security Trustee will take effect on the date notified by the Security Trustee for this purpose to the other Secured Creditors whether or not a replacement has been appointed.

12.12	Relationship with Secured Creditors

(a)	The Security Trustee may treat each Secured Creditor as a Secured Creditor, entitled to payments under this Deed and the Security Documents and as acting through its Facility Office(s) or its registered office until it has received not less than five Business Days’ prior notice from that Secured Creditor to the contrary.

(b)	The Security Trustee may at any time, and must if requested to do so by the Agent (acting on the instructions of the Majority Banks), convene a meeting of the Secured Creditors or the Finance Parties.

(c)	The Security Trustee must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Finance Party’s Facility Office(s) and each Party’s contact details for the purposes of this Deed and the Security Documents.

12.13	Security Trustee‘s management time

If the Security Trustee requires (acting reasonably), any amount payable to the Security Trustee by any Party under any indemnity or in respect of any costs or expenses incurred by the Security Trustee under this Deed or any Security Document after the date of this Deed may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Trustee may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Security Trustee under any other term of this Deed or any Security Document.

13.	SECURITY

13.1	Security Trustee as trustee

(a)	Except as provided below, the Security Trustee holds:

(i)	on trust for the Secured Creditors:

(A)	each Security Interest created by the Security Documents; and

(B)	all other assets paid to, held by or received or recovered by it under or in connection with this Deed and the Security Documents; and

(ii)	the covenants given by each Secured Creditor under this Deed on trust for each other Secured Creditor.

13.2	Responsibility

The Security Trustee is not responsible to any Secured Creditor for any failure in perfecting or protecting any Security, unless directly caused by its gross negligence or wilful misconduct or fraud. This includes any failure to:

(a)	make any necessary registration, recording or filing of or otherwise protect the relevant Security under any law in any jurisdiction;

(b)	give notice to any person of the execution of any Security Document; or

(c)	obtain any authorisation for the creation of any Security.

13.3	Title

The Security Trustee may accept without enquiry the title (if any) which an Obligor may have to any asset over which any Security is intended to be created by a Security Document.

13.4	Possession of documents

Unless the Security Trustee agrees otherwise, the Security Trustee is not obliged to hold any share certificate or title deed, any Security Document or other document in connection with any asset over which security is intended to be created by any Security Document in its own possession. The Security Trustee may allow an Obligor to retain any such documents in its possession if it considers it is appropriate to do so.

13.5	Investments

Except as otherwise provided in any Security Document, all moneys which are received by the Security Trustee under that Security Document may be invested in the name of or under the control of the Security Trustee in any investments which may be selected by the Security Trustee. Additionally, those moneys may be placed on deposit in the name of or under the control of the Security Trustee at such bank or institution (including itself) and upon such terms as it may think fit.

13.6	Co-Security Trustees

(a)	The Security Trustee may appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate Security Trustee or a co-Security Trustee jointly with the Security Trustee, if the Security Trustee considers that without the appointment:

(i)	it might not be able to conform to any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed;

(ii)	it might not be able to obtain a judgement in any jurisdiction or the enforcement in any jurisdiction of either a judgement already obtained or any term of a Finance Document; or

(iii)	the interests of the Finance Parties under the Finance Documents could be materially and adversely affected.

(b)	Any appointment will only become effective when the separate Security Trustee or co-Security Trustee becomes bound by the terms of this Deed as if it were the Security Trustee by executing and delivering to the Security Trustee an Accession Agreement and notifies all the Parties in writing that it accepts its appointment.

(c)	Each separate Security Trustee or co-Security Trustee will have the rights and obligations conferred or imposed by its instrument of appointment, but:

(i)	its rights must not exceed those conferred on the Security Trustee by this Deed; and

(ii)	the appointment must be subject to the terms of this Deed.

(d)	The Security Trustee has the power to remove any separate Security Trustee or co-Security Trustee.

(e)	Any reasonable remuneration which the Security Trustee may pay to a separate Security Trustee or co-Security Trustee, together with any costs and expenses incurred by it in performing its function as a separate Security Trustee or co-Security Trustee, will for the purposes of this Deed be treated as costs and expenses incurred by the Security Trustee.

13.7	Authority

Each Secured Creditor:

(a)	confirms its approval of each Security Document; and

(b)	authorises the Security Trustee (by itself or by any person(s) as it may nominate) to execute and enforce the Security Documents as trustee, agent or in any other role and (whether or not expressly in that Secured Creditor’s name) on its behalf in accordance with this Deed.

13.8	Co-operation

Each Party agrees to use reasonable endeavours to ensure that any Security is held by the Security Trustee (to the extent legally possible) for the joint benefit of the Secured Creditors in accordance with the priority arrangements set out in this Deed.

13.9	Enforcement instructions

(a)	The Security Trustee may refrain from enforcing the Security unless instructed otherwise by:

(i)	prior to the Senior Discharge Date, the Agent (acting on the instructions of the Majority Banks); and

(ii)	post the Senior Discharge Date, EPHL and/or BET.

(b)	Prior to the Senior Discharge Date, the Agent (acting on the instructions of the Majority Banks) may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the Security provided that neither the Agent nor any other Finance Party may give the Security Trustee instructions to enforce the Security following the exercise of an Option other than where the enforcement of the Security is as a consequence of either (i)

EPHL failing to transfer the shares in the Borrower in default of its obligations under the Share Option Agreement or (ii) the Borrower failing to transfer its assets in default of its obligations under the Asset Option Agreement.

(c)	The Security Trustee must, subject to the terms of a Security Document and as provided below, enforce the Security in accordance with Clause 12.4 (Secured Creditors’ Instructions).

(d)	Unless it is expressly provided to the contrary in this Deed, any instructions validly given to the Security Trustee by the Agent (acting on the instructions of the Majority Banks) will, prior to the Discharge Date, override any conflicting instructions given by or on behalf of BET or EPHL other than any instructions which BET or EPHL are entitled by the express terms of this Deed to give.

(e)	The Security Trustee will be fully protected if it complies with any instructions of the Secured Creditors.

(f)	The Security Trustee, subject to any contrary instructions of the Secured Creditors and without prejudice to the duties of the Security Trustee and the Secured Creditors arising by operation of law, may cease any such enforcement at any time.

(g)	Prior to the Senior Discharge Date, neither the Security Trustee nor any Finance Party is responsible to BET or EPHL for any failure to enforce.

(h)	Prior to the Senior Discharge Date, neither the Security Trustee nor any Finance Party is responsible to the Borrower for any failure to enforce or to maximise the proceeds of any enforcement.

13.10	Perpetuity Period

The perpetuity period for the trusts in this Deed is 80 years.

13.11	Conflict with Security Documents

If there is any conflict between the provisions of this Deed and any Finance Document, this Deed will prevail.

14.	CO-OPERATION BETWEEN SECURED CREDITORS

14.1	Defaults

The Security Trustee must promptly notify each Finance Party of the occurrence of any Event of Default under the Credit Agreement or a Security Document of which it has received notice from a Party specifying the event and identifying it as an Event of Default.

14.2	Amount of Debt

The Security Trustee must on request notify each other Party of details of the amount of the Debt as appropriate.

14.3	Memorandum

If requested to do so by the Security Trustee, each Secured Creditor (or the relevant Agent on its behalf) must endorse a memorandum of this Deed on each Finance Document specified by the Security Trustee.

15.	CALCULATION AND EVIDENCE

Any certification or determination by the Security Trustee of a rate or amount under this Deed will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

16.	AMENDMENTS AND WAIVERS

16.1	Amendments

No Party may amend or waive any term of the Second Intercompany Loan Agreement or the Capacity and Tolling Agreement except as expressly allowed under the Credit Agreement.

16.2	Waivers and remedies cumulative

(a)	The rights of each Party under this Deed:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under the general law; and

(iii)	may be waived only in writing and specifically.

(b)	Delay in exercising or non-exercise of any right is not a waiver of that right.

17.	CHANGES TO THE PARTIES

17.1	The Borrower, BET and EPHL

None of the Borrower, BET or EPHL may assign or transfer any of their rights and/or obligations under this Deed without the prior consent of the Security Trustee.

17.2	The Finance Parties

(a)	Any Finance Party may assign or otherwise dispose of all or any of its rights under the Credit Agreement in accordance with its terms provided that any assignee or transferee at or before the time of transfer agrees to be bound by this Deed as a Finance Party by executing and delivering an Accession Agreement to the Security Trustee.

(b)	References to the Security Trustee in this Deed include any successor Security Trustee.

18.	SHARING

(a)	The Security Trustee must treat any proceeds that it receives pursuant to Clause 5 as if it had been paid by an Obligor and distribute it amongst the Secured Creditors in accordance with this Deed.

(b)	When the Security Trustee makes a distribution under subparagraph (a), the Secured Creditor who made such payment to the Security Trustee (the Recovering Creditor) will be subrogated to the rights of the Secured Creditors which have shared in that redistribution.

(c)	If and to the extent that the Recovering Creditor is not able to rely on any rights of subrogation under subparagraph (b), the relevant Obligor will owe the Recovering Creditor a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:

(i)	a Recovering Creditor must subsequently return a recovery, or an amount measured by reference to such a recovery, to the relevant Obligor; and

(ii)	the Recovering Creditor has paid to the Security Trustee a redistribution in relation to that recovery,

each Secured Creditor which has received a part of a redistribution that relates to such recovery must reimburse the Recovering Creditor all or the appropriate portion of the redistribution paid to that Secured Creditor, together with interest for the period while it held such redistribution. In this event, the subrogation in subparagraph (b) will operate in reverse to the extent of the reimbursement.

19.	SEVERABILITY

If a term of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Deed; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other term of this Deed.

20.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

21.	NOTICES

21.1	Contact details

(a)	The contact details of the Borrower for all notices in connection with this Deed are:

Eggborough Power Limited

Barnett Way

Barnwood

Gloucester

GL4 3RS

Attention: Corporate Affairs Director and Company Secretary

Telephone:	01355 594 020
Facsimile:	01355 594 022

(b)	The contact details of EPHL for all notices in connection with this Deed are:

Eggborough Power (Holdings) Limited

3 Redwood Crescent

Peel Park

East Kilbridge

G74 5PR

Attention:	Corporate Affairs Director and Company Secretary
Telephone:	01355 594 020
Facsimile:	01355 594 022

(c)	The contact details of BET for all notices in connection with this Deed are:

British Energy Power and Energy Trading Limited

3 Redwood Crescent

Peel Park

East Kilbridge

G74 5PR

Attention:	Corporate Affairs Director and Company Secretary
Telephone:	01355 594 020
Facsimile:	01355 594 022

(d)	The address and facsimile number of the Security Trustee, for general matters, are:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

Telephone:	********
Facsimile:	********
Attention:	Head of Agency

The address and facsimile number of the Security Trustee in respect of interest rollovers and other administrative financial matters, are:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

Telephone:	********
Facsimile:	********
Attention:	Head of Agency.

(e)	Any Party may change its contact details by giving five Business Days’ notice to the Security Trustee or (in the case of the Security Trustee) to the other Parties.

(f)	Where a Party nominates a particular department or officer to receive a notice, a notice will not be effective if it fails to specify that department or officer.

21.2	Effectiveness

All notices or other communications under or in connection with this Deed shall be given in writing and, unless otherwise stated may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

(a)	if by letter, when delivered personally or on actual receipt; and

(****)	indicates material omitted and filed separately with the Commission.

(b) if by facsimile, when received in legible form.

However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. A notice to the Security Trustee will only be effective on actual receipt by it.

22.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with the laws of England and Wales.

23.	ENFORCEMENT

23.1	Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute in connection with this Deed.

(b)	The English courts are the most appropriate and convenient courts to settle any such dispute.

(c)	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

23.2	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS DEED MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

THIS DEED has been entered into as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1

FORM OF ACCESSION AGREEMENT

To:        [AGENT] as the Security Trustee

From:    [PROPOSED NEW PARTY]

Date:     [                    ]

Eggborough Power Limited - Intercreditor Agreement dated

September, 2004 (the Intercreditor Agreement)

We refer to the Intercreditor Agreement. This deed is supplemental to an intercreditor deed (the Intercreditor Deed) dated on or about 27th September, 2004 between amongst others, Eggborough Power Limited as the Borrower and Barclays Bank PLC as Security Trustee.

Words and expressions defined in the Intercreditor Deed have the same meaning when used in this Deed.

We, [name of new Party] of [address/registered office], agree with each other person who is or becomes a party to the Intercreditor Deed that with effect on and from the date hereof it will be bound by the Intercreditor Deed as a [Finance Party/Security Trustee] as if it had been party originally to the Intercreditor Deed in that capacity.

The address for notices of [the new Finance Party/Security Trustee] for the purposes of Clause 14 (Notices) of the Intercreditor Deed is:

[                    ]

                                                                                                                                           ].

This deed is intended to be executed as a deed and is governed by English law.

By:

[PROPOSED NEW PARTY]

EXECUTED as a DEED	)

by [ ]	)

in the presence of [ ]	)

and [ ]	)

SCHEDULE 2

FINANCE PARTIES

Arab Bank plc

Banc of America Securities Limited

Barclays Bank PLC

Bear Stearns Bank plc

Citibank International plc

Credit Industriel et Commercial (Singapore Branch)

Credit Suisse First Boston

Deutsche Bank AG, London

Goldman Sachs Credit Partners L.P.

Morgan Stanley Bank International Limited

ORN European Debt S.à.r.l.

Scotiabank Europe plc

The Royal Bank of Scotland plc

The Toronto-Dominion Bank

WestLB AG

SIGNATORIES

Company

EXECUTED as a DEED by	)
EGGBOROUGH POWER LIMITED	)
acting by	)
and	)

Director

Director/Secretary

BET

EXECUTED as a DEED by	)
BRITISH ENERGY POWER AND	)
ENERGY TRADING LIMITED	)
acting by	)
and	)

Director

Director/Secretary

EPHL

EXECUTED as a DEED by	)
EGGBOROUGH POWER	)
(HOLDINGS) LIMITED	)
acting by	)
and	)

Director

Director/Secretary

Security Trustee and Facility Agent

BARCLAYS BANK PLC

By:

as Security Trustee and
as Facility Agent as agent for the Finance Parties